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                                                                    Exhibit 12.1
                                D.R. HORTON, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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                                                                        For the fiscal years
                                                                         ended September 30,
                                                        ----------------------------------------------------
                                                          1994      1995       1996       1997        1998
                                                        ----------------------------------------------------
                                                                          ($'s in thousands)
Consolidated pretax income from continuing
       operations ...................................   $ 51,728   $ 58,022   $ 89,814   $108,550   $159,099
Amortization of capitalized interest ................     12,259     18,734     25,670     29,323     47,995
Interest expensed ...................................      7,946      9,551     10,006     11,707     17,453
                                                        ----------------------------------------------------
       Earnings .....................................   $ 71,933   $ 86,307   $125,490   $149,580   $224,547
                                                        ====================================================
Interest incurred ...................................   $ 23,869   $ 34,500   $ 39,807   $ 51,978   $ 71,649
                                                        ----------------------------------------------------
       Fixed charges ................................   $ 23,869   $ 34,500   $ 39,807   $ 51,978   $ 71,649
                                                        ====================================================

Ratio of earnings to fixed charges ..................       3.01       2.50       3.15       2.88       3.13
                                                        ====================================================


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